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                                                                       EXHIBIT 1
                             JOINT FILING AGREEMENT
     This will confirm the agreement by and among all of the undersigned that the Amendment to Schedule 13D filed on or about this date with respect to the beneficial ownership by the undersigned of shares of the common stock, par value $1.00 per share, of Communication Cable, Inc. is being filed on behalf of each of the undersigned.

Date: February 19, 1996

                                         KUHLMAN CORPORATION
                                         BY /S/ ROBERT S. JEPSON, JR.
                                         ROBERT S. JEPSON, JR.
                                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                         KUHLMAN ACQUISITION CORP.
                                         BY /S/ ROBERT S. JEPSON, JR.
                                         ROBERT S. JEPSON, JR.
                                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER